UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2020

DELPHI TECHNOLOGIES PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38110	98-1367514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Angel Court

10th Floor

London, EC2R 7HJ

United Kingdom

(Address of principal executive offices, and Zip Code)

011-44-020-305-74300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	DLPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 2, 2020, BorgWarner Inc. (“BorgWarner”) commenced its (i) offer to exchange (the “Exchange Offer”) any and all outstanding 5.00% Senior Notes due 2025 (the “Notes”) of Delphi Technologies PLC (the “Company”) for new notes issued by BorgWarner and (ii) related consent solicitation (the “Consent Solicitation”) made by BorgWarner on behalf of the Company to adopt the Amendments (as defined below) to the indenture, dated September 28, 2017, between the Company and U.S. Bank National Association, as trustee, registrar, paying agent and authenticating agent (collectively, the “Trustee”), as amended by the supplemental indenture, dated December 4, 2017, by and among Delphi Powertrain Systems, LLC, a Delaware limited liability company, and Delphi Powertrain International Services, LLC, a Delaware limited liability company, as guarantors (the “Guarantors”), and the Trustee (collectively, the “Indenture”). The Exchange Offer and Consent Solicitation were commenced in connection with BorgWarner’s proposed acquisition of the Company (the “Transaction”) and are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated September 2, 2020, and the related letter of transmittal. The Exchange Offer and Consent Solicitation are conditioned upon the consummation of the Transaction, which condition may not be waived by BorgWarner, and certain other conditions that may be waived by BorgWarner.

Following the receipt of the requisite consents in the Consent Solicitation, on September 16, 2020, the Company and the Trustee entered into a second supplemental indenture (the “Supplemental Indenture”) to effect certain amendments under the Indenture, which include (i) eliminating substantially all of the restrictive covenants in the Indenture, (ii) eliminating certain of the events which may lead to an “Event of Default” in the Indenture (other than payment-related events of default and an event of default regarding a Guarantor’s consolidation, merger or transfer or lease of all or substantially all of its assets), (iii) eliminating any restrictions on the Company from consolidating with or merging with or into any other person or conveying, transferring or leasing all or substantially all of its assets to any person and (iv) eliminating the covenant relating to a change of control triggering event in respect of the Company (collectively, the “Amendments”). The Supplemental Indenture became effective and binding on the Company, the Trustee and every holder of the Notes upon the execution and delivery thereof by the parties thereto; however, the Amendments shall become operative only upon the consummation of the Exchange Offer and Consent Solicitation.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated September 16, 2020, between Delphi Technologies PLC and U.S. Bank National Association, as trustee, registrar, paying agent and authenticating agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2020

DELPHI TECHNOLOGIES PLC

By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

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